Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

WARRANT

TO PURCHASE ORDINARY SHARES

OF

MER TELEMANAGEMENT SOLUTIONS LTD.

Issue Date: July 21, 2021

THIS CERTIFIES that Roy Hess (the “Holder”), has the right to purchase from MER TELEMANAGEMENT SOLUTIONS LTD., a company organized under the laws of the State of Israel, with headquarters located at 14 Hatidhar Street, Ra΄anana 4366516, Israel (the “Company”), up to 116,667 fully paid and nonassessable Ordinary Shares of the Company, nominal value NIS 0.03 (the “Ordinary Shares”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the Commencement Date (as defined below) and ending at 6:00 p.m., eastern time, on the date that is three years following the Issue date (or, if such date is not a Business Day, on the Business Day immediately following such date) (the “Expiration Date”).

1. Exercise.

(a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the earliest to occur of: (i) six months from the Issue Date or (ii) the consummation of an M&A or reverse merger transaction (where current shareholders of the Company will hold less than 50% of the shares of the Company) (as applicable, the “Commencement Date”) and ending on the Expiration Date as to all or any part of the Ordinary Shares covered hereby (the “Warrant Shares”). The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to US$1.321, subject to adjustment for the events specified in Section 5 below.

(b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile or electronic mail transmission, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”), and, shall forward to the Company the Exercise Price by wire transfer to an account designated by the Company. The Exercise Notice shall also state the name or names (with address) in which the Ordinary Shares that are issuable on such exercise shall be issued. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 5 below and the Cashless Exercise mechanism pursuant to Section 1(c) hereunder), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company’s independent accountants) within two (2) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize a cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

A = the average of the Closing Sale Prices for the three Trading Days immediately preceding (but not including) the Exercise Date.

B = the applicable Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

For purposes of this Section, the following definitions will apply:

“Closing Sale Price” means the last closing trade price for the Ordinary Shares on a Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or if the foregoing does not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc. (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Trading Day” means (i) a day on which the Ordinary Shares are traded on a Trading Market, or (ii) if the Ordinary Shares are not listed on a Trading Market, a day on which the Ordinary Shares are traded in the over-the-counter market, as reported by the OTC Bulletin Board/OTCQB, or (iii) if the Ordinary Shares are not quoted on any Trading Market or the OTC Bulletin Board/OTCQB, a day on which the Ordinary Shares are quoted in the over-the-counter market as reported by the Pink OTC Markets Inc. (or any similar organization or agency succeeding to its functions of reporting prices).

“Trading Market” means Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, The New York Stock Exchange, Inc. or the NYSE MKT LLC.

(d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of Ordinary Shares with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

2. Delivery of Warrant Shares Upon Exercise. Upon receipt of an Exercise Notice pursuant to Section 1 above, the Company shall (A) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, and (B) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Section 1(b) (each of the dates specified in (A) or (B) being referred to as athe “Delivery Date”), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

3. Failure to Deliver Warrant Shares.

(a) In the event that the Company fails for any reason to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an “Exercise Default”), the Company shall pay to the Holder payments (“Exercise Default Payments”) in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of ten percent (10%) and the maximum rate permitted by applicable law (the “Default Interest Rate”), where “N” equals the number of days elapsed between the original Delivery Date of such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Cash amounts payable under this Section 3(a) shall be paid on or before the fifth (5th) Business Day of each calendar month following the calendar month in which such amount has accrued.

(b) In the event of an Exercise Default, the Holder may, upon written notice to the Company (an “Exercise Default Notice”), regain on the date of such notice the rights of the Holder under the exercised portion of this Warrant that is the subject of such Exercise Default (it being understood that the Holder may deliver an Exercise Notice at any time following delivery of an Exercise Default Notice to the Company). In the event that the Holder delivers an Exercise Default Notice, the Holder shall retain all of the Holder’s rights and remedies with respect to the Company’s failure to deliver such Warrant Shares prior to delivery of such Notice (including without limitation the right to receive the cash payments specified in Section 3(a) above).

(c) The Holder’s rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to issue and deliver Warrant Shares on the applicable Delivery Date.

4. Payment of the Exercise Price. The Holder shall pay the Exercise Price by delivering immediately available funds.

5. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 5. In the event that any adjustment of the Exercise Price or the number of Warrant Shares required herein results in a fraction of a cent or of an Ordinary Share, the Exercise Price and the number of Warrant Shares shall be rounded up or down to the nearest one hundredth of a cent or whole Ordinary Share, as the case may be.

(a) Subdivision or Combination of Ordinary Shares. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding Ordinary Shares into a greater number of shares, then effective upon the close of business on the record date for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding Ordinary Shares into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

(b) Distributions. If the Company shall declare or make any distribution of cash or any other assets (or rights to acquire such assets) to holders of Ordinary Shares, as a partial liquidating dividend or otherwise, including without limitation any dividend or distribution to the Company’s shareholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least thirty (30) days prior to the earlier to occur of (i) the record date for determining shareholders entitled to such Distribution and (ii) the date on which such Distribution is made (the earlier of such dates being referred to herein as the “Determination Date”). In the Distribution Notice to a Holder, the Company must indicate whether the Company has elected (A) to deliver to such Holder the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the Determination Date therefor of a number of Ordinary Shares into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined at the Exercise Price then in effect and without giving effect to any limitations on such exercise) or (B) to reduce the Exercise Price as of the Determination Date therefor by an amount equal to the fair market value of the assets to be distributed divided by the number of Ordinary Shares as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors. If the Company does not notify the Holders of its election pursuant to the preceding sentence on or prior to the Determination Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

(c) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Ordinary Shares) then, wherever appropriate, all references herein to Ordinary Shares shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5. Any adjustment made pursuant to this Section 5 that results in a decrease or increase in the Exercise Price shall also effect a proportional increase or decrease in the number of Ordinary Shares into which this Warrant is exercisable.

6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

7. Benefits of this Warrant.

This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

8. Taxes.

The Holder acknowledges that the grant of the Warrant, the issue of the Warrant Shares and the execution and/or performance of this Warrant may have tax consequences to the Holder and that the Company is not able to ensure or represent to the Holder the nature and extent of such tax consequences. The Company shall not pay any taxes payable by the Holder and the Holder shall indemnify the Company, without derogating from the Holder’s obligation to pay such amounts, for any and all charges or payments as aforesaid. The Company shall withhold required taxes pursuant to applicable law on payments to the Holder under this Warrant, unless the Holder shall provide the Company with written confirmation of withholding tax exemption in the form prescribed by law.

9. Loss, theft, destruction or mutilation of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

10. Notice or Demands.

Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile or electronic mail transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Mer Telemanagement Solutions Ltd.

14 Hatidhar Street, P.O. Box 2112

Ra΄anana 4366516, Israel

Fax:           972-9-7777-566

Attn:         CFO

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

11. Applicable Law.

This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

12. Restrictions.

The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws unless the Holder complies with Rule 144.

13. Amendments.

This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

14. Entire Agreement.

This Warrant document constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant document supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

15. Acceptance.

Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16. No Transfer of Warrant.

Transfer of Warrant. This Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company, other than transfers mandated by law, such as by inheritance. In the event of a transfer permitted pursuant to this Warrant, the new holder will be deemed to be a “Holder” for all intents and purposes.

17. Headings.

The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

MER TELEMANAGEMENT SOLUTIONS LTD.

By:	/s/ Haim Mer
Name:	Haim Mer
Title:	Chairman

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase of the Ordinary Shares (“Warrant Shares”) of MER TELEMANAGEMENT SOLUTIONS LTD. evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

☐ a “CASH EXERCISE” with respect to _________________ Warrant Shares.; or

☐ a “CASHLESS EXERCISE” with respect to _________________ Warrant Shares.

2. Payment of Exercise Price. If using a “Cash Exercise: The holder is hereby delivering to the Company payment in the amount of $_________ representing the aggregate Exercise Price for such Warrant Shares.

Date: ______________________

___________________________________

Name of Holder

By:
Name:
Title: